Exhibit 99.2

2009 Aldila Inc. Executive Bonus Plan

Article 1.        Establishment and Purpose

1.1           Establishment.  Aldila, Inc. (the “Company”) hereby establishes its Executive Bonus Plan (“Plan”) effective as of March 11, 2009.

1.2           Purpose.  The purpose of the Plan is to advance the interests of the Company and its stockholders by focusing the efforts of its key employees on the attainment of short-term business goals.

1.3           Applicability to Employees.  This Plan shall apply to eligible employees of the Company who become Participants on or after the effective date of the Plan.

Article 2.        Definitions

2.1           Defined Terms:  When used in the Plan, the following terms shall have the meanings specified below:

(a)                   “Base Salary” shall mean as to any Plan Year a Participant’s actual earnings of regular salary during the Plan Year.  If an employee becomes a Participant after the commencement of a Plan Year, the Base Salary shall be the actual earnings of regular salary during the period the employee is a Participant in the Plan.

(b)                   “Board” shall mean the Company’s Board of Directors.

(c)                   “Committee” shall mean the Compensation Committee of the Board.

(d)                   “Disability” shall have the same meaning under the Plan as under the Company’s 2009 Equity Incentive Plan.

(e)                   “Final Award” shall mean the amount payable to each Participant calculated in accordance with Sections 4.2 and 4.3 below.

(f)                    “Operating Income” shall mean the net operating income of the Company under generally accepted accounting principles for the Plan Year on a consolidated basis, before taxes and before accrual of amounts awarded or awardable under this Plan and further adjusted for unplanned expenses related to financing and other non-operating activities.  Such non-operating activities shall include legal and other professional fees related to unplanned corporate activities such as but not limited to investor lawsuits, tender offers, sales of assets, subsidiaries, divisions and other activities not of a reoccurring nature.

(g)                   “Participant” shall mean a key employee of the Company who is eligible to participate in the Plan under Section 3.1.

(h)                   “Plan Year” shall mean the fiscal year of the Company.

(i)                    “Revenue” shall mean the Company’s revenue for the applicable Plan Year on a consolidated basis, as calculated under generally accepted accounting principles.

(j)                    “Stretch Award” shall mean 120% of Base Salary for the CEO; and 75% of Base Salary for each Participant other than the CEO.

(k)                   “Target Award” shall mean 40% of Base Salary for the CEO and 25% of Base Salary for each Participant other than the CEO.

(l)                    “Threshold Award” shall mean 20% of Base Salary for the CEO and 12.5% of Base Salary for each Participant other than the CEO.

2.2           Gender and Number.  Except as otherwise indicated by the context, any masculine terminology used in the Plan shall include the feminine gender, and the definition of any term in the singular shall include the plural.

Article 3.        Participation

3.1           Eligibility.  Eligibility for participation in the Plan is limited to those key employees who have a significant impact on the financial performance of the Company.  To become a Participant as to any Plan Year, an employee must be approved by the Committee.  Participation in one Plan Year does not guarantee or infer any assurance of participation in any future Plan Year.

3.2           Duration.  A Participant’s continued eligibility to participate in the Plan shall be contingent upon his continued employment in a role considered by the Committee to be a “key employee” role.

Article 4.        Amount Available For Awards

4.1           Award Opportunity.  The Committee shall annually adopt the following:

(a)                   “Target Financial Performance Objectives” which shall be the levels of Company Operating Income and Revenue per the annual budget approved by the Board of Directors that will result in a Target Award to each Participant.

(b)                   “Threshold Financial Performance Objectives” which shall be the levels of Company Operating Income and Revenue per the annual budget approved by the Board of Directors that will result in a Threshold Award to each Participant under the Plan for each Plan Year.

(c)                   “Stretch Financial Performance Objectives” which shall be the levels of Company Operating Income and Revenue per the annual budget approved by the Board of Directors that will result in a Stretch Award to each Participant under the Plan for each Plan Year.

(d)                   The foregoing Financial Performance Objectives shall be adopted no later than the first meeting of the Company’s Board of Directors during the Plan Year.

(e)                   Management shall prepare and present to the Committee an estimate for each Plan Year of each Plan Participant (and any known new Participant position) projecting each Plan Participant’s total projected Target Award at the same time that the Committee considers the Target Award for each Plan Participant and the Company’s Financial Performance Objectives under the Plan.  The Committee may modify any proposed Target Awards and/or the proposed Financial Performance Objectives after evaluating such estimates.

4.2           Calculation of Awards.

(a)                   If the Company’s Operating Income and/or Revenue for the Plan Year equals the Threshold Financial Performance Objectives established for a Plan Year, each Participant will be eligible to receive an award under the Plan for that Plan Year equal to 37.5% of the Threshold Award for each of the Operating Income and Revenue metrics.

(b)                   If the Company’s Operating Income and/or Revenue for the Plan Year equals the Target Financial Performance Objectives established for a Plan Year, each Participant will be eligible to receive an award under the Plan for that Plan Year equal to 37.5% of the Target Award for each of the Operating Income and Revenue metrics.

(c)                   If the Company’s Operating Income and/or Revenue for the Plan Year is equal to or in excess of the Stretch Financial Performance Objectives established for a Plan Year, each Participant will be eligible to receive an award under the Plan for that Plan Year equal to 37.5% of the Stretch Award for each of the Operating Income and Revenue metrics.

(d)                   If the Company’s Operating Income and/or Revenue is between the Threshold Financial Performance Objectives, the Target Financial Performance Objectives or the Stretch Financial Performance Objectives, the amount of the award to each Participant shall be determined linearly between the applicable bonus levels.

(e)                   For these purposes, Operating Income and Revenue will be measured independently and have equal weighting.

(f)                    For each Plan Year, each Participant will also be eligible to earn a discretionary bonus of up to 25% of his or her Target Award (the “Discretionary Performance Award”) as set forth in Section 4.3.

4.3           Discretionary Performance Award.  Any Discretionary Performance Award shall only be payable in the sole and absolute discretion of the Committee, and, in the case of Participants other than the Company’s Chief Executive Officer, after consultation with the CEO and review of his written assessment of each Participant’s performance during the applicable Plan Year.  The Committee may pay all, some or none of the Discretionary Performance Award for any Participant, may adopt a different Discretionary Performance Award for different Participants, and may adopt a different Discretionary Performance Award for any Participant during different Plan Years.

Article 5.        Payment of Awards

5.1           Right to Receive Payment.  Any award payment that may become due under this Plan shall be made from the general assets or other financial arrangements entered into as deemed necessary by the Company, normally on or about the date that next follows the availability of audited financial results.  Nothing in this Plan shall be construed to create a trust or to establish or evidence any Participant’s claim of any right other than as a general creditor with respect to any payment to which he may be entitled.

(a)                   Notwithstanding anything in this Plan to the contrary, no payments shall be made hereunder if a minimum level of Operating Income performance (the “Corporate Gate”) is not achieved for the Plan Year.  The Corporate Gate will be established for each Plan Year by the Committee in conjunction with the establishment of the Threshold, Target and Stretch Financial Performance Objectives for the Plan Year, and shall take into account the Company’s projected levels of operating income and free cash flow, as well as the terms and conditions of the Company’s debt covenants.

(b)                   If a Participant’s employment with the Company or its affiliates continues for the entire Plan Year, he shall be entitled to receive full payment of the Final Award amount determined under Article 4 for the Plan Year in accordance with the terms of the Plan.

(c)                   In the event of death or Disability or other leave of absence of a Participant during a Plan Year, the Committee (in its sole discretion, but taking into account the portion of the Plan Year and the financial performance of the Company during such portion of the Plan Year that such Participant is employed by the Company) shall determine the amount of the Final Award (if any) to be paid to such Participant (or to his personal representative) for such Plan Year.  Payments will be made as soon as practicable following death or Disability.

(d)                   If during a Plan Year, a Participant is demoted or transferred to a position that would not in the ordinary course be eligible for participation in this Plan under Section 3.1, he will not be eligible for and shall forfeit any award under this Plan for the Plan Year.

(e)                   If during a Plan Year, a Participant’s employment with the Company or its affiliates terminates in any other circumstance (whether by reason of resignation or discharge), or a Participant improperly discloses financial or other confidential information of the Company or takes any action which the Committee determines is detrimental to the Company, then the Participant will not be eligible for and shall forfeit any award under this Plan for the Plan Year.

5.2           Beneficiaries.  In the event of a Participant’s death, any award (or deferred position) that is payable in respect of the Participant’s shall be paid to his spouse or to such other person as he designated (with his spouse’s consent) as his beneficiary under this Plan or, if neither his spouse nor his beneficiary survives him, to his personal representative.

Article 6.        Administration.

6.1           Committee.  The Plan shall be administered by the Committee.

6.2           Board Approval.  Any recommendation, determination, decision or action of the Committee shall be final, binding or conclusive for purposes of this Plan, unless it has been specifically overruled by the Board.

6.3           Rules and Interpretation.  The Committee shall be vested with authority to make such rules and regulations as it deems necessary to administer the Plan and to interpret the provisions of the Plan in a uniform manner with respect to similarly situated Participants.  Any determination, decision or action of the Committee (or the Board acting pursuant to Section 6.2) in connection with the construction, interpretation, administration or application of the Plan shall be final, conclusive and binding upon all Participants and upon any and all persons claiming under or through any Participant.

6.4           Conflict of Interest.  No member of the Committee or the Board shall act or pass upon any matter pertaining directly or indirectly to his participation in the Plan.

6.5           Delegation by Committee.  The Committee may rely, and shall be protected in relying, on information and recommendation provided by management and on management for the day-to-day administration of the Plan.

6.6           Records.  The records of the Committee with respect to the Plan shall be conclusive on all Participants and their beneficiaries and on all other persons whomsoever.

6.7           Tax Withholding.  The Company shall withhold, or require the withholding from any payment which it is required to make, any federal, state or local taxes and other items required by law to be withheld with respect to such payment and such sum as the Company may reasonably estimate as necessary to cover any taxes for which the Company may be liable and which may be assessed with regard to such payment.

Article 7.        General Provisions.

7.1           Nonassignability.  In no event shall the Company make payment under this Plan to any assignee or creditor of a Participant or beneficiary.  Prior to the time of any payment under the Plan, a Participant or beneficiary shall have no right by way of anticipation or otherwise to assign or transfer any interest under this Plan, nor shall a Participant’s or beneficiary’s rights be assignable or transferable by operation of law.

7.2           Employment Rights.  The establishment and subsequent operation of the Plan shall not be construed as conferring any legal or other rights upon any Participant or any other individual for the continuation of his employment for any Plan Year or any other period.  The Company expressly reserves the right, which may be exercised at any time and without regard to when during a Plan Year or other accounting period such exercise occurs, to discharge any individual and/or treat him without regard to the effect which such treatment might have upon him as a Participant in this Plan.

7.3           No Individual Liability.  No member of the Committee (or member of the Board, or officer of the Company acting with respect to the Plan), shall be liable for any determination, decision or action made in good faith with respect to the Plan or any award made under the Plan.  The Company shall indemnify each member of the Committee (or such member of the Board or officer of the Company) for all costs and expenses and, to the extent permitted by applicable law, any liability incurred in connection with defending against, responding to, negotiation for the settlement of or otherwise dealing with any claim, cause of action or dispute of any kind arising in connection with any actions in administering this Plan or in authorizing or denying authorization to any transaction hereunder.

7.4           Severability; Governing Law.  If any particular provision of this Plan is found to be invalid or unenforceable, such provision shall not affect the other provisions of the Plan, but the Plan shall be construed in all respects as if such invalid provision had been omitted.  The provisions of the Plan shall be governed by and construed in accordance with the laws of the State of California.

Article 8.        Amendment and Termination.

8.1           Amendment and Termination.  The Committee may prospectively amend or terminate the Plan at any time; provided, however, that no such amendment shall relieve the Company of its obligations under Sections 8.2 and 8.3.

8.2           Reorganization of the Company.  In the event of a merger of the Company with, or the transfer of substantially all of the assets of the Company to, another corporation, association or person, the acquiring entity or person has the right to continue the Plan and to assume all of the liabilities of the Company under this Plan without obtaining the consent of any Participant.  If the acquiring entity or person assumes the liabilities of the Company under this Plan (whether by agreement or by operation of law), then the Company (if still in existence) shall be relieved of these liabilities, and no Participant or other person shall have any claims or rights against the Company in connection with this Plan.  If the acquiring person or entity does not assume such liabilities, then the provisions of Section 8.3 shall apply.

8.3           Protected Benefits.  If the Plan is terminated during a Plan Year, or if, in the event of a merger or asset transfer described in Section 8.2, the accrued liabilities of the Company under the Plan are not assumed by the acquiring entity or person (either by agreement or by operation of law), then the Committee (in its sole discretion, but taking into account the portion of the year that precedes such termination or merger or asset transfer and the Company’s anticipated Operating Income and Revenue for the Plan Year) will determine the amounts of the partial award (if any) to be paid to such

Participant for such Plan Year, and such awards shall be guaranteed by the Company and shall not be reduced without the Participant’s consent.  The Company shall have no liability whatsoever for the accrual or payment of any incentive award amounts in respect of any period subsequent to the date of such termination or failure of an acquiring entity or person to assume the Plan.

Article 9.        Compliance With Code Section 409A.  Awards will be designed and operated in such a manner that they are either exempt from the application of, or comply with, the requirements of Section 409A of the Code, except as otherwise determined in the sole discretion of the Committee.  The Plan and, except as otherwise determined in the sole discretion of the Committee, each Award under the Plan is intended to meet the requirements of Section 409A of the Code and will be construed and interpreted in accordance with such intent, except as otherwise determined in the sole discretion of the Committee.  Except as otherwise determined in the sole discretion of the Committee, to the extent that an Award or payment, or the settlement or deferral thereof, is subject to Section 409A of the Code the Award will be granted, paid, settled or deferred in a manner that will meet the requirements of Section 409A of the Code, such that the grant, payment, settlement or deferral will not be subject to the additional tax or interest applicable under Section 409A of the Code.